February 21, 2019 Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 Ladies and Gentlemen: We have acted as special counsel to Eli Lilly and Company, an Indiana corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of $1,150,000,000 in aggregate principal amount of the Company’s 3.375% Notes due 2029 (the “2029 Notes”), $850,000,000 in aggregate principal amount of the Company’s 3.875% Notes due 2039 (the “2039 Notes”), $1,500,000,000 in aggregate principal amount of the Company’s 3.950% Notes due 2049 (the “2049 Notes”) and $1,000,000,000 in aggregate principal amount of the Company’s 4.150% Notes due 2059 (the “2059 Notes” and together with the 2029 Notes, the 2039 Notes and the 2049 Notes, the “Notes”) issued pursuant to the Indenture, dated February 1, 1991 (the “Indenture”), among the Company and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee (the “Trustee”), pursuant to the registration statement on Form S-3 (File No. 333-229735), filed with the Securities and Exchange Commission (the “Commission”) on February 19, 2019 (the “Registration Statement”). We have reviewed: (i) the Underwriting Agreement, dated February 20, 2019 (the “Underwriting Agreement”), among the Company and Deutsche Bank Securities Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein; (ii) the Registration Statement; (iii) the Indenture; (iv) copies of the global notes representing the 2029 Notes; (v) copies of the global notes representing the 2039 Notes; (vi) copies of the global notes representing the 2049 Notes; (vii) copies of the global notes representing the 2059 Notes; DC: 6968295-8

(viii) the preliminary prospectus, consisting of the prospectus, dated February 19, 2019 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement, dated February 20, 2019, with respect to the offer and sale of the Notes, filed with the Commission on February 20, 2019 pursuant to Rule 424(b) under the Securities Act; (ix) the pricing term sheet, dated February 20, 2019, relating to the offering of the Notes, filed with the Commission on February 20, 2019 pursuant to Rule 433(d) under the Securities Act; and (x) the final prospectus, consisting of the Base Prospectus, as supplemented by a final prospectus supplement, dated February 20, 2019, with respect to the offer and sale of the Notes, filed with the Commission on February 21, 2019 pursuant to Rule 424(b) under the Securities Act. We also have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that the Company has duly authorized the Notes. We have assumed further that the Company has duly authorized, executed and delivered the Indenture. We have assumed further that the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has all legal right, power, and authority to issue the Notes and to execute, deliver and perform its obligations under the Indenture and the Notes. We note that you are relying with respect to all matters of Indiana law on an opinion of Crystal T. Williams, Assistant General Counsel and Assistant Corporate Secretary of the Company, dated as of the date hereof, which opinion is filed as Exhibit 5.2 to the Current Report on Form 8-K that will be incorporated by reference into the Registration Statement. Additionally, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that, when the Notes have been (a) duly executed by the Company and duly authenticated and delivered by the Trustee in accordance with the Indenture and (b) issued and delivered by the Company against payment of the purchase price therefor in accordance with the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The foregoing opinion is subject to the following qualifications. We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights 2 to object to venue, or other rights or benefits bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, or exculpation provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (iv) provisions for liquidated damages and penalties, penalty interest and interest on interest; (v) provisions requiring amendments and waivers to be in writing; (vi) provisions making notices effective even if not actually received; or (vii) provisions purporting to make a party’s determination conclusive. We are members of the bars of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the laws of the State of New York. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K that will be incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Very truly yours, /s/ Covington & Burling LLP Covington & Burling LLP 3